UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2005
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 1, 2005, Noble Energy, Inc. (the “Company”) granted options to purchase shares of the Company’s common stock and awarded restricted shares of the Company’s common stock to executive officers of the Company as follows:

	Number of	Restricted Shares
Name and Principal Position	Stock Options	of Common Stock
Charles D. Davidson President and Chief Executive Officer	6,000	3,000

Susan M. Cunningham Senior Vice President	4,000	2,000

Chris Tong Senior Vice President and Chief Financial Officer	4,000	2,000

David L. Stover Senior Vice President	4,000	2,000

Alan R. Bullington Senior Vice President	2,500	1,000

Robert K. Burleson Senior Vice President	1,750	500

Arnold J. Johnson Vice President, General Counsel and Secretary	1,750	500
     The options to purchase shares of the Company’s common stock at an exercise price of $82.93 per share were granted to these executive officers pursuant to the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended (the “1992 Plan”). The specific terms of the grant are governed by a Stock Option Agreement dated August 1, 2005 between the Company and each executive officer. The options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. The vesting of the options will accelerate in the event of a change in control of the Company. Vesting of these options is not contingent on any performance criteria, although none of the options may be exercised before the first anniversary (absent a change in control of the Company) or after the tenth anniversary of the date of grant. The form of Stock Option Agreement governing these options was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2005.
     The restricted shares of common stock were also awarded to these executive officers pursuant to the 1992 Plan. The specific terms of the awards are governed by a Restricted Stock Agreement dated August 1, 2005 between the Company and each executive officer, the form of which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10‑Q filed with the Securities and Exchange Commission on August 4, 2005. The restricted shares are subject to a thirty-month restricted period, which commences on the date of grant. The shares of restricted stock are subject to forfeiture during the restricted period upon termination of the executive officer’s employment for any reason other than his or her death, disability or discharge by the Company without cause. Vesting of the restricted stock at the end of the restricted period is dependent upon the executive officer’s continued employment with the Company. In addition, the lapse of restrictions on shares issued under the Restricted Stock Agreement will be accelerated in the event of the executive officer’s death, disability or discharge by the Company without cause, or upon a change in control of the Company. The executive officer has the right to receive dividends or distributions on the shares of restricted stock, although the cash, stock or other securities and other property constituting such dividends or other distributions will be held by the Company during the restricted period and are subject to the same restrictions as the shares to which the dividends or distributions relate.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: August 5, 2005	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary